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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   May 8, 1997
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                       Pioneer Commercial Funding Corp.
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              (Exact Name of Registrant as Specified in Charter)

 New York                              0-24940          13-376343
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(State of Other Jurisdiction          (Commission File  (IRS Employer
 of Incorporation)                     Number)           Identification No.)

6660 Reseda Blvd., Reseda, CA                           91335
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(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code  (818) 776-0590
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

          At a special meeting of shareholders of the Registrant held on May
8, 1997, the shareholders approved an amendment to the Registrant's Certificate of Incorporation (the "Amendment") increasing the authorized capital stock of the Registrant from 5,000,000 shares of common stock, par value $.01 per share ("Common Stock"), to 20,000,000 shares of Common Stock.

          Upon the filing of the Amendment with the New York Secretary of State, $1.8 million principal amount of the Registrant's convertible notes (the "Notes") will automatically be converted into 1,800,000 shares of Common Stock.

          Reference is made to the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 1997, a copy of which is filed as exhibit 99.1 to this current report, for additional information relating to the issuance of the Notes and the Amendment.

ITEM 7.   EXHIBITS

Exhibit 99.1 The Registrant's Report on Form 8-K previously filed with the Securities and Exchange Commission on March 5, 1997.



                                  SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PIONEER COMMERCIAL FUNDING CORP.



Date:     May 8, 1997                   By: /s/ M. Albert Nissim
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                                             M. Albert Nissim
                                             President